UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2011
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 4, 2011, Windstream Corporation (“Windstream” or the “Company”) issued a press release announcing the Company’s third quarter 2011 unaudited consolidated results of operations. The press release presents the Company’s consolidated results of operations measured under generally accepted accounting principles in the United States (“GAAP”) and certain unaudited pro forma results of operations from current businesses, which are not calculated in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.
Windstream Corporation has completed the following transactions that may cause results reported under GAAP to be not necessarily indicative of future results:
Pending Acquisitions:

•	On July 31, 2011, Windstream entered into a definitive agreement to acquire PAETEC Holding Corp.
Completed Acquisitions:

•	On December 2, 2010, Windstream completed the acquisition of Q-Comm Corporation (“Q-Comm”).

•	On December 1, 2010, Windstream completed the acquisition of Hosted Solutions Acquisition, LLC (“Hosted Solutions”).

•	On June 1, 2010, Windstream completed the acquisition of Iowa Telecommunication Services, Inc. (“Iowa Telecom”).

•	On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”).
The unaudited consolidated results from current businesses presented on a pro forma basis either include or exclude the following items when compared to measures prepared in accordance with GAAP:
Includes:

•	Preacquisition results of operations of acquired businesses for completed acquisitions.
Excludes:

•	Merger and integration costs associated with the transactions discussed above.
Windstream’s purpose for including the preacquisition results of NuVox, Iowa Telecom, Hosted Solutions and Q-Comm and for excluding merger and integration costs is to improve the comparability of results of operations for periods in 2010 to the results of operations for the same periods of 2011 in order to focus on the true earnings capacity associated with providing telecommunication services.
The Company uses pro forma results from current businesses as a key measure of its operational performance. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes, including internal reporting, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.
The Company’s press release, and other communications from time to time, include a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. OIBDA can be calculated directly from the Company’s financial statements by taking operating income and adding back depreciation and amortization expense. The Company will also at times make reference to pro forma OIBDA from current businesses, which is also a non-GAAP measure. Pro forma OIBDA from current businesses adjusts OIBDA for the items that are either included or excluded from pro forma results from current businesses. Management considers OIBDA to be useful to investors because OIBDA provides information specific to the Company’s operating performance.

In addition, from time to time the Company’s communications will also include the following non-GAAP measures:

•
Pro forma adjusted OIBDA, defined as pro forma OIBDA from current businesses adjusted to exclude the impacts of pension expense, restructuring charges and restricted stock expense. Pro forma adjusted OIBDA is included to provide investors with useful information about the Company’s operating performance before the impacts of certain non-cash items and to enhance the comparability of operating results for the periods presented.

•
Adjusted free cash flow, defined as operating income plus depreciation and amortization, merger and integration costs, pension expense, share-based compensation, and restructuring charges, less capital expenditures, interest paid, and income taxes paid, net of refunds. Management believes that adjusted free cash flow provides investors with useful information about the ability of the Company’s core operations to generate cash flow.

•
Dividend payout ratio, defined as dividends paid on common shares divided by adjusted free cash flow. The Company believes the dividend payout ratio provides the investor useful information about the Company’s operating performance after the payment of dividends to shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated November 4, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ Anthony W. Thomas
Name:	Anthony W. Thomas
Title:	Chief Financial Officer
November 4, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99(a)	Windstream Press Release dated November 4, 2011

4